As filed with the Securities and Exchange Commission on July 31, 2009
                                                     Registration No. 333-122369


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 Cox Radio, Inc.
             (Exact name of registrant as specified in its charter)



         Delaware                                         58-2112281
(State or other jurisdiction of                       (I.R.S. Employer
 incorporation or organization)                        Identification No.)

   6205 Peachtree Dunwoody Road
         Atlanta, Georgia                                   30328
(Address of Principal Executive Offices)                  (Zip Code)


                                 COX RADIO, INC.
                        2004 EMPLOYEE STOCK PURCHASE PLAN
                              (Full title of plan)


                                 Thomas D. Twedt
                                 DOW LOHNES PLLC
                         1200 New Hampshire Avenue, N.W.
                                    Suite 800
                             Washington, D.C. 20036
                     (Name and Address of agent for service)

                     Telephone number of agent for service:
                                 (202) 776-2000


    Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one)

     Large accelerated filer
     Accelerated filer |X|
     Non-accelerated filer (do not check if a smaller reporting company) Smaller reporting company

                           TERMINATION OF REGISTRATION

         This post-effective amendment deregisters all shares of our Class A common stock, par value $0.33 per share, registered for issuance under the registration statement on Form S-8 (File No. 333-122369) (the "Registration Statement") that remain unissued. The Registration Statement related to the shares of Class A common stock issuable to eligible employees pursuant to the Cox Radio, Inc. 2004 Employee Stock Purchase Plan.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia on the 31st day of July 2009.



                                     COX RADIO, INC.

                                     By:  /s/ Robert F. Neil
                                          -----------------------------
                                          Robert F. Neil
                                          President and Chief Executive Officer



      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed by the following persons in the capacities and on the dates indicated:


Signature                                           Title                               Date


/s/ Robert F. Neil                               President and                       July 31, 2009
-----------------------------               Chief Executive Officer,
    Robert F. Neil                                 Director
                                         (principal executive officer)


/s/ Charles L. Odom                          Chief Financial Officer
-----------------------------               (principal financial and                 July 31, 2009
    Charles L. Odom                       principal accounting officer)


/s/ Juanita P. Baranco                              Director                         July 31, 2009
-----------------------------
    Juanita P. Baranco


/s/ G. Dennis Berry
-----------------------------
    G. Dennis Berry                                 Director                         July 30, 20090


/s/ Nick W. Evans, Jr.
-----------------------------
    Nick W. Evans, Jr.                              Director                         July 31, 2009


/s/ Marc W. Morgan
-----------------------------
    Marc W. Morgan                                  Director                         July 31, 2009


/s/ Nicholas D. Trigony
-----------------------------
    Nicholas D. Trigony                             Director                         July 30, 2009



Pursuant to the requirements of the Securities Act, the Management Committee has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on the 31st day of July 2009.


                                          Cox Radio, Inc.
                                          Employee Stock Purchase Plan



                                          /s/ Richard J. Jacobson
                                          ----------------------------
                                          Richard J. Jacobson
                                          Management Committee Member